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                                                                   EXHIBIT 23.3




                      CONSENT OF COOPERS & LYBRAND, LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-90986, 333-3535, and 333-36823) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan and Nonemployee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-36829) pertaining to the Brightpoint, Inc. 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2242) pertaining to the Brightpoint, Inc. 401(k) Plan, in the Registration Statement (Form S-3 No. 33-91112) pertaining to certain options and warrants of Brightpoint, Inc., in the Registration Statement (Form S-3 No. 333-3569) pertaining to certain warrants of Brightpoint, Inc., and in the Registration Statements (Form S-3 No. 333-15663, 333-29533, 333-07892, and 333-37587)
pertaining to certain common stock of Brightpoint, Inc. of our report dated February 23, 1996, relating to the combined balance sheet of Allied Communications, Inc. and its affiliates for the year ended December 31, 1995 in the related combined statements of income, stockholder's equity and cash flows for the year ended December 31, 1995 included in this Annual Report (Form 10-K) of Brightpoint, Inc.


                                        /s/ Coopers & Lybrand LLP



Philadelphia, Pennsylvania
February 23, 1998